Exhibit 99.4

New York & Company, Inc. and Subsidiaries
Schedule of Consolidating Statements of Operations
- Fiscal Year 2005 (amounts in thousands, except per share amounts) –

(Unaudited)

	Three Months Ended April 30, 2005			Three Months Ended July 30, 2005			Three Months Ended October 29, 2005			Three Months Ended January 28, 2006			Twelve Months Ended January 28, 2006
	New York &		Consolidated	New York &		Consolidated	New York &		Consolidated	New York &		Consolidated	New York &		Consolidated
	Company	JasmineSola	Company	Company	JasmineSola	Company	Company	JasmineSola	Company	Company	JasmineSola	Company	Company	JasmineSola	Company
Net sales	$269,975	$—	$269,975	$253,644	$937	$254,581	$245,654	$8,734	$254,388	$343,677	$7,923	$351,600	$1,112,950	$17,594	$1,130,544
Cost of goods sold, buying and occupancy costs	171,665	—	171,665	171,915	648	172,563	173,969	5,927	179,896	234,037	5,881	239,918	751,586	12,456	764,042

Gross profit	98,310	—	98,310	81,729	289	82,018	71,685	2,807	74,492	109,640	2,042	111,682	361,364	5,138	366,502
Selling, general and administrative expenses	60,926	—	60,926	60,068	210	60,278	64,081	1,749	65,830	73,567	1,840	75,407	258,642	3,799	262,441

Operating income	37,384	—	37,384	21,661	79	21,740	7,604	1,058	8,662	36,073	202	36,275	102,722	1,339	104,061
Interest expense, net	1,409	—	1,409	1,301	—	1,301	1,675	—	1,675	1,341	—	1,341	5,726	—	5,726
Loss on modification and extinguishment of debt	—	—	—	—	—	—	—	—	—	933	—	933	933	—	933
Income before income taxes	35,975	—	35,975	20,360	79	20,439	5,929	1,058	6,987	33,799	202	34,001	96,063	1,339	97,402

Income tax provision	14,495	—	14,495	8,158	31	8,189	2,410	423	2,833	13,300	97	13,397	38,363	551	38,914
Net income	$21,480	$—	$21,480	$12,202	$48	$12,250	$3,519	$635	$4,154	$20,499	$105	$20,604	$57,700	$788	$58,488

Basic earnings per share	$0.40	$—	$0.40	$0.23	$—	$0.23	$0.07	$0.01	$0.08	$0.38	$—	$0.38	$1.07	$0.01	$1.08
Diluted earnings per share	$0.38	$—	$0.38	$0.21	$—	$0.21	$0.06	$0.01	$0.07	$0.36	$—	$0.36	$1.01	$0.01	$1.02

Weighted average shares outstanding:
Basic shares of common stock	53,340	—	53,340	53,654	53,654	53,654	54,297	54,297	54,297	54,400	54,400	54,400	53,923	53,923	53,923
Diluted shares of common stock	56,673	—	56,673	57,197	57,197	57,197	57,675	57,675	57,675	57,717	57,717	57,717	57,316	57,316	57,316

As a percentage of net sales:
Net sales	100.0%	—%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold, buying and occupancy costs	63.6%	—%	63.6%	67.8%	69.2%	67.8%	70.8%	67.9%	70.7%	68.1%	74.2%	68.2%	67.5%	70.8%	67.6%
Gross profit	36.4%	—%	36.4%	32.2%	30.8%	32.2%	29.2%	32.1%	29.3%	31.9%	25.8%	31.8%	32.5%	29.2%	32.4%
Selling, general and administrative expenses	22.5%	—%	22.5%	23.7%	22.4%	23.7%	26.1%	20.0%	25.9%	21.4%	23.3%	21.5%	23.3%	21.6%	23.2%
Operating income	13.9%	—%	13.9%	8.5%	8.4%	8.5%	3.1%	12.1%	3.4%	10.5%	2.5%	10.3%	9.2%	7.6%	9.2%
Interest expense, net	0.5%	—%	0.5%	0.5%	—%	0.5%	0.7%	—%	0.7%	0.4%	—%	0.4%	0.5%	—%	0.5%
Loss on modification and extinguishment of debt	—%	—%	—%	—%	—%	—%	—%	—%	—%	0.3%	—%	0.3%	0.1%	—%	0.1%
Income before income taxes	13.4%	—%	13.4%	8.0%	8.4%	8.0%	2.4%	12.1%	2.7%	9.8%	2.5%	9.6%	8.6%	7.6%	8.6%
Income tax provision	5.4%	—%	5.4%	3.2%	3.3%	3.2%	1.0%	4.8%	1.1%	3.8%	1.2%	3.7%	3.4%	3.1%	3.4%
Net income	8.0%	—%	8.0%	4.8%	5.1%	4.8%	1.4%	7.3%	1.6%	6.0%	1.3%	5.9%	5.2%	4.5%	5.2%